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                                    EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: February 6, 2003

                                  CITIBANK (New York State)


                                  By: /s/ Theodore Heinrich
                                     ----------------------------------
                                     Name:  Theodore Heinrich
                                     Title: Vice President and
                                            Chief Financial Officer


                                  CITICORP


                                  By: /s/ Joseph B. Wollard
                                     ----------------------------------
                                     Name: Joseph B. Wollard
                                     Title: Assistant Secretary


                                  CITIGROUP HOLDINGS COMPANY


                                  By: /s/ Joseph B. Wollard
                                     ----------------------------------
                                     Name: Joseph B. Wollard
                                     Title: Assistant Secretary


                                  CITIGROUP INC.


                                  By: /s/ Serena D. Moe
                                     ----------------------------------
                                     Name: Serena D. Moe
                                     Title: Assistant Secretary